Exhibit 99.2

Oncogenerix, Inc.

(A Development Stage Company)

Financial Statements

December 31, 2011 and July 31, 2011

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	1

Balance Sheets – December 31, 2011 and July 31, 2011	2

Statements of Operations –
Five Months Ended December 31, 2011, from February 2, 2011 (Inception) to July 31, 2011, and from February 2, 2011 (Inception) to December 31, 2011	3

Statements of Stockholders’ Deficit –
From February 2, 2011 (Inception) to December 31, 2011	4

Statements of Cash Flows –
Five Months Ended December 31, 2011, from February 2, 2011 (Inception) to July 31, 2011, and from February 2, 2011 (Inception) to December 31, 2011	5

Notes to Financial Statements	6 -18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

Oncogenerix, Inc.

We have audited the accompanying balance sheets of Oncogenerix, Inc. (a development stage company) as of December 31, 2011 and July 31, 2011, and the related statements of operations, stockholders’ deficit and cash flows for the five months ended December 31, 2011, from February 2, 2011 (inception) to July 31, 2011 and from February 2, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oncogenerix, Inc. (a development stage company) as of December 31, 2011 and July 31, 2011, and the results of its operations and its cash flows for the five months ended December 31, 2011, from February 2, 2011 (inception) to July 31, 2011 and from February 2, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a net loss of $888,601 and net cash used in operations of $28,897 for the five months ended December 31, 2011. The Company also has a working capital deficit of $105,485 and a stockholders’ deficit of $104,153 at December 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

/s/ Berman & Company, P.A.

Boca Raton, Florida

March 29, 2012

Oncogenerix, Inc.

(A Development Stage Company)

Balance Sheets

	December 31, 2011	July 31, 2011
Assets
Current Assets
Cash	$86,212	$—

Total Current Assets	86,212	—

Equipment – net	782	862

Other	550	—

Total Assets	$87,544	$862

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$129,495	$15,463
Accrued interest payable – related parties	1,034	216
Convertible note payable – net of debt discount	29,268	—
Notes payable – related parties	31,536	16,427
Derivative liability	19,252	—

Total Current Liabilities	210,585	32,106

Stockholders’ Deficit
Series A, convertible preferred stock, $0.01 par value; 5,000,000 shares authorized; 5,000 and none issued and outstanding	50	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 17,647,059 and 15,000,000 shares issued and outstanding	176,471	150,000
Additional paid-in capital	1,662,575	871,448
Deficit accumulated during the development stage	(1,962,137)	(1,052,692)

Total Stockholders’ Deficit	(123,041)	(31,244)

Total Liabilities and Stockholders’ Deficit	$87,544	$862

See accompanying notes to financial statements

Oncogenerix, Inc.

(A Development Stage Company)

Statement of Operations

	Five Months Ended	February 2, 2011 (Inception)	February 2, 2011 (Inception)
	December 31, 2011	to July 31, 2011	to December 31, 2011
General and administrative expenses	$141,276	$1,052,476	$1,193,752

Change in fair value of derivative liability	477	—	477

Interest expense	748,917	216	749,133

Net loss	$(889,716)	$(1,052,692)	$(1,942,408)

Preferred stock dividend	(19,729)	—	(19,729)

Net loss applicable to common shareholders	$(909,445)	$(1,052,692)	$(1,962,137)

Net loss per share – basic and diluted	$(0.06)	$(0.08)	$(0.13)

Weighted average number of common shares outstanding during the period – basic and diluted	16,245,675	13,836,207	14,946,594

See accompanying notes to financial statements

Oncogenerix, Inc.

(A Development Stage Company)

Statement of Stockholders’ Deficit

Five Months Ended December 31, 2011 and from February 2, 2011 (Inception) to July 31, 2011

	Series A, Convertible				Additional	Deficit	Total
	Preferred Stock		Common Stock		Paid In	Accumulated during	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Development Stage	Deficit

Issuance of common stock for services rendered – related parties ($0.002 – $0.01/share)	—	$—	13,836,207	$138,362	$(2,086)	$—	$136,276

Issuance of common stock for services rendered ($0.092 – $0.29/share)	—	—	1,163,793	11,638	223,862	—	235,500

Warrants issued for services rendered	—	—	—	—	649,672	—	649,672

Net loss – February 2, 2011 (Inception) to July 31, 2011	—	—	—	—		(1,052,692)	(1,052,692)

Balance – July 31, 2011	—	—	15,000,000	150,000	871,448	(1,052,692)	(31,244)

Issuance of preferred stock for cash ($10/share)	5,000	50	—	—	49,950	—	50,000

Issuance of common stock for interest on convertible debt ($0.29/share)	—	—	2,647,059	26,471	691,177	—	717,648

Debt discount	—	—	—	—	50,000	—	50,000

Preferred stock dividend	—	—	—	—	—	(19,729)	(19,729)

Net loss for the five months ended December 31, 2011	—	—	—	—	—	(889,716)	(889,716)

Balance – December 31, 2011	5,000	$50	17,647,059	$176,471	1,662,575	$(1,962,137)	$(123,041)

See accompanying notes to financial statements

Oncogenerix, Inc.

(A Development Stage Company)

Statements of Cash Flows

	Five Months Ended	February 2, 2011 (Inception) to	February 2, 2011 (Inception) to
	December 31, 2011	July 31, 2011	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(889,716)	$(1,052,692)	$(1,942,408)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	29,268	—	29,268
Depreciation	80	94	174
Stock issued for services – related parties	—	136,276	136,276
Stock issued for services	—	235,500	235,500
Stock issued for interest on convertible debt	717,648	—	717,648
Warrants issued for services	—	649,672	649,672
Change in fair value of derivative liability	(477)	—	(477)
Changes in operating assets and liabilities:
Decrease in:
Other	(550)	—	(550)
Increase in:
Accounts payable and accrued expenses	114,032	15,463	129,495
Accrued interest payable – related parties	818	216	1,034

Net Cash Used In Operating Activities	(28,897)	(15,471)	(44,368)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	—	(956)	(956)

Net Cash Used in Investing Activities	—	(956)	(956)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable – related parties	15,109	16,427	31,536
Proceeds from convertible debt	50,000	—	50,000
Proceeds from issuance of series A, convertible preferred stock	50,000	—	50,000

Net Cash Provided By Financing Activities	115,109	16,427	131,536

Net Increase in Cash	86,212	—	86,212

Cash – Beginning of Period	—	—	—

Cash – End of Period	$86,212	$—	$86,212

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$—	$—	$—

Interest	$—	$—	$—

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Debt discount recorded on convertible debt	$50,000	$—	$50,000

Series A, convertible preferred stock dividend	$19,729	$—	$1,956

See accompanying notes to financial statements

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Note 1 Nature of Operations

Nature of Operations

Oncogenerix, Inc. (the “Company”), was incorporated in the State of Nevada on February 2, 2011.

The Company intends to distribute generic and specialty pharmaceuticals.

On January 17, 2012, the Company was acquired by DARA BioSciences, Inc., a publicly traded company (“DARA”) (See Note 10).

The Company’s fiscal year end is July 31.

Development Stage

The Company’s financial statements are presented as those of a development stage company. Activities during the development stage primarily include debt and equity based financing and implementation of the business plan. The Company has not generated revenues since inception.

Note 2 Summary of Significant Accounting Policies

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company’s operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Cash

Cash includes highly liquid short-term investments, with original maturities of three months or less. At December 31, 2011 and July 31, 2011, respectively, the Company had no cash equivalents.

Equipment

Equipment is stated at cost, less accumulated depreciation computed on a straight-line basis over the estimated useful lives. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized when deemed material. When equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation accounts are relieved, and any gain or loss is included in operations.

Equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There were no impairment charges taken during the periods ended December 31, 2011 and July 31, 2011.

Share-based payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest. Share-based payments, excluding restricted stock, are valued using a Black-Scholes option-pricing model. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

When computing fair value, the Company considered the following variables:

•	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the warrant in effect at the time of the grant.

•	The expected term was developed by management estimate.

•	The Company has not paid any dividends on common stock since inception and does not anticipate paying dividends on its common stock in the near future.

•	The expected volatility is based on management estimates regarding private company stock, where future trading of stock in the public markets is expected to be highly volatile.

•	The forfeiture rate is based on experience.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Fair value of financial instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

☐	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐	Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

☐	Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial instruments generally approximated their fair values as of December 31, 2011 and July 31, 2011, respectively, due to the short-term nature of these instruments.

The following are the major categories of liabilities measured at fair value on a nonrecurring basis, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	December 31, 2011	July 31, 2011
Level 1
None	$—	$—
Level 2
None	—	—
Level 3
Derivative liability	19,252	—

	$19,252	$—

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

The following table reflects the change in fair value of derivative liabilities for the five months ended December 31, 2011, there were no such instruments at July 31, 2011

December 31, 2011
Balance at July 31, 2011	$—
Derivative liability arising from sale of Series A, convertible preferred stock	19,183
Derivative liability arising from issuance of warrants	546
Change in fair value of derivative liability – Series A convertible preferred stock	(16)
Change in fair value of derivative liability – warrants	(461)

Balance at December 31, 2011	$19,252

The Company has determined the estimated fair value amounts presented in these financial statements using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in the financial statements are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Fair value estimates are based upon pertinent information available as of the respective balance sheet dates and the Company has determined that the carrying value of all financial instruments approximates fair value.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF, the relative fair value of the BCF would be recorded as a debt discount against the face amount of the respective debt instrument. The discount would be amortized to interest expense over the life of the debt (See Note 6).

Derivative Liabilities

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Debt Issue Costs and Debt Discount

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt. These costs are amortized over the life of the debt to interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Earnings per share

Basic earnings (loss) per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of common shares outstanding including the effect of share equivalents.

Since the Company reported a net loss for the five months ended December 31, 2011 and for the period from February 2, 2011 (inception) to July 31, 2011, respectively, all common stock equivalents would be anti-dilutive; as such, there is no separate computation for diluted earnings per share.

The Company has the following potential common stock equivalents at December 31, 2011 and July 31, 2011:

	December 31, 2011	July 31, 2011
Warrants (*)	2,291,667	2,250,000
Series A, convertible preferred stock (*)	83,333	—
Convertible debt (*)	500,000	—

Total common stock equivalents	2,875,000	2,250,000

(*)	See Note 10 as all financial instruments were converted.

Income taxes

The Company originally elected to be taxed as a pass-through entity (“S Corporation”) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made as of July 31, 2011.

On October 27, 2011, the Company authorized blank check preferred stock, which is a second class of stock. As a result, the S Corporation status terminated and a provision for income taxes was calculated using the net loss from October 27, 2011 through December 31, 2011.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Provisions for income taxes are calculated based on reported pre-tax earnings and current tax law.

Significant judgment is required in determining income tax provisions and evaluating tax positions. The Company periodically assesses its liabilities and contingencies for all periods that are currently open to examination or have not been effectively settled based on the most current available information. When it is not more likely than not that a tax position will be sustained, the Company records its best estimate of the resulting tax liability and any applicable interest and penalties in the financial statements.

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using statutory rates in effect for the year in which the differences are expected to reverse. The Company presents the tax effects of these deferred tax assets and liabilities separately for each major tax jurisdiction.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the changes are enacted. The Company records a valuation allowance to reduce deferred tax assets when it is more likely than not that some portion of the asset may not be realized. The Company evaluates its deferred tax assets and liabilities on a periodic basis.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB’s intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $889,716 and net cash used in operations of $28,897 for the five months ended December 31, 2011; and a working capital deficit of $124,373 and a stockholders’ deficit of $123,041 at December 31, 2011. In addition, the Company is in the development stage and has not yet generated any revenues. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

The ability of the Company to continue as a going concern is dependent on Management’s plans, which include executing the terms of the license agreement (See Note 8), and the future success associated with our merger (See Note 10), further implementation of its business plan and continuing to raise funds through debt or equity.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Equipment

	December 31, 2011	July 31, 2011	Estimated Useful Life
Computer equipment	$956	$956	5
Accumulated depreciation	(174)	(94)

Equipment, net	$782	$862

Note 5 Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. The Company has established a valuation allowance to reflect the likelihood of the realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $131,000 at December 31, 2011, expiring through 2031. U.S. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

Significant deferred tax assets at December 31, 2011 and July 31, 2011 are approximately as follows:

	December 31, 2011	July 31, 2011
Gross deferred tax assets:
Net operating loss carryforwards	$49,000	$—

Total deferred tax assets	49,000	—
Less: valuation allowance	(49,000)	—

Net deferred tax asset recorded	$—	$—

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

The valuation allowance at July 31, 2011 was $0. The net change in valuation allowance during the period from October 27, 2011 through December 31, 2011 was an increase of approximately $49,000. The deferred tax asset as of December 31, 2011 reflects the loss since the date the S Corp status terminated.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2011.

The actual tax benefit differs from the expected tax benefit for the period ended December 31, 2011 and July 31, 2011 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 5% for state income taxes, a blended rate of 37.30%) are approximately follows:

	December 31, 2011	July 31, 2011
Expected tax expense (benefit) - Federal	$(52,000)	$—
Expected tax expense (benefit) - State	(8,000)	—
Amortization of debt discount	11,000	—
Change in valuation allowance	49,000	—

Actual tax expense (benefit)	$—	$—

Note 6 Notes Payable

(A) Related Party

Period End – July 31, 2011

From February 2, 2011 (inception) through July 31, 2011, the Company received advances of $16,427 from related parties. These advances bear interest at 6%, are unsecured and due on demand.

At July 31, 2011, the Company recorded accrued interest of $216.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Period End – December 31, 2011

From August 1, 2011 through December 31, 2011, the Company received advances of $6,109 from related parties. These advances bear interest at 6%, are unsecured and due on demand.

On August 16, 2011, the Company received advances of $9,000 from related parties. These advances bear interest at 12%, with a default interest rate of 18%. The notes are unsecured and due on June 30, 2013 (See Note 10).

At December 31, 2011, the Company recorded accrued interest of $1,034.

(B) Convertible Note

Period End – December 31, 2011

On October 20, 2011, the Company executed a note for $50,000 (convertible into 500,000 shares at $0.10/share). This note bears interest at 12%, with a default interest rate of 18%. The note was unsecured and due on February 20, 2012 (See Note 10). In connection with the note, the Company issued 2,647,059 shares of common stock with a fair value of $767,648 ($0.29/share), based upon the most recent third party stock issuance for services rendered. The stock issued in connection with the note is treated as a debt discount.

Since the fair value of the note exceeded the proceeds received from the issuance of the note, the discount is capped at $50,000, which is amortized over the life of the debt. The remaining $717,648 was recorded as interest expense.

(C) Debt Discount

As of December 31, 2011 and July 31, 2011, the Company recorded debt discounts of $50,000 and $0, respectively.

The Company used the following variables in determining the BCF:

Stock price	$0.29
Exercise price	$0.10

During 2011, the Company amortized $29,268 in debt discount.

	December 31, 2011	July 31, 2011
Convertible note	$50,000	$—
Debt discount	(50,000)	—
Amortization of debt discount	29,268	—

Convertible note – net	$29,268	$—

In connection with the merger discussed in Note 10, the remaining $20,732 will be immediately expensed on the date of the merger.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Note 7 Stockholders’ Deficit

(A) Series A, Convertible Preferred Stock

On December 10, 2011, the Company issued 5,000 shares of Series A, convertible preferred stock and a warrant to purchase 41,667 share of common stock for $50,000 ($10/share). The 5,000 shares of Series A convertible preferred stock are convertible into 83,333 shares of the Company, and the warrant is exercisable for 1 share of common stock of the Company at $0.66 per share and an expiration of 5 years.

The terms of the Series A, convertible preferred stock for the Company is summarized below:

Dividends	Equal to dividends declared and paid of 8% (cash) or 12% (in kind). The Company has not declared any dividends since inception.
Liquidation Preference	An amount equal to the original purchase price per share of the preferred shares, then held by such holders, plus all declared but unpaid dividends. (See Note 10).
Conversion	$0.06/share.
Voting	Quantity of votes based upon an as converted basis to common stock.
Registration Rights	1% cash penalty fee per month up to a maximum of 12%.

The Series A, convertible preferred stock has been accounted for as a derivative liability, since this class of stock has price protection and anti-dilution features, which results in a situation where the preferred stock is not indexed to the Company’s common stock. See computation at Note 7(C).

In connection with the merger discussed at Note 10, all Series A, convertible preferred shares and warrants have been converted, resulting in all features and preferences being eliminated.

(B) Common Stock

Period End July 31, 2011

Type	Quantity	Valuation	Range of Value per share
Services – related parties	13,836,207	$136,276	$0.002 – $0.01
Services	1,163,793	235,500	$0.092 – $0.29

Total	15,000,000	371,776	$0.002 – $0.29

Period End December 31, 2011

Convertible debt	2,647,059	$767,648	$0.29

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

(C) Warrants

Period End July 31, 2011

On June 18, 2011, the Company granted 2,250,000 warrants for services rendered. The warrants have an exercise price of $0.10 and an expiration of 7 years.

The warrants were recorded at estimated fair value on the commitment date, which was $649,672. The fair value was measured using the Black Scholes valuation model, which is based, in part, upon unobservable inputs for which there is little or no market data, requiring the Company to develop its own assumptions. The assumptions used by the Company are summarized in the following table:

Expected dividend rate	0%
Expected volatility	200%
Risk free interest rate	2.23%
Expected life (years)	7
Expected forfeitures	0%

Period End December 31, 2011

The 5,000 shares of Series A, convertible preferred stock and 41,667 warrants contained price protection, and as a result, in accordance with ASC No. 815-40, the Company is required to record a derivative liability for the embedded conversion feature and apply mark to market accounting.

The Series A, convertible preferred stock and warrants were recorded at estimated fair value on the commitment date, which was $19,729. This amount was charged to retained earnings, as this is similar to recording a dividend.

The fair value was measured using the Black Scholes valuation model, which is based, in part, upon unobservable inputs for which there is little or no market data, requiring the Company to develop its own assumptions. The Series A, convertible preferred stock and warrants were remeasured at estimated fair value, which was $19,252. The assumptions used by the Company are summarized in the following table:

	Commitment	Remeasurement
	Date	Date
Expected dividend rate	0%	0%
Expected volatility	200%	200%
Risk free interest rate	0%	0.01%
Expected life (days)	38	17
Expected forfeitures	0%	0%

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

A summary of warrant activities for the five months ended December 31, 2011, is as follows:

	Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance – July 31, 2011	2,250,000	0.10	$427,500
Granted	41,667	0.66	—
Forfeited or expired	—	—	—
Exercised	—	—	—

Balance – December 31, 2011 – outstanding	2,291,667	$0.10	$427,500

Balance – December 31, 2011 – exercisable	2,291,667	$0.10	$427,500

At December 31, 2011, the warrants have a remaining weighted average contractual life of 6.44 years.

Note 8 License Agreement

On June 22, 2011, the Company entered into an exclusive license agreement with a foreign pharmaceuticals company, giving the Company the right to sell a liquid medicine for the treatment of breast cancer in the United States of America.

The Company will pay a 5% royalty, as a percentage of future net revenues as follows:

Milestone based on Oncogenerix’s Net Revenues - US$	Milestone Payment - US$
$5,000,000	$250,000
$10,000,000	$500,000
$15,000,000	$750,000
$20,000,000	$1,000,000

The payments are only due upon achieving each specific milestone. There are no required payments due on net revenues generated at amounts below the milestones, or leading up to the next milestone. The license may be sublicensed; however, all terms remain the same.

The Company will enter the initial sales period upon making its first sale. In the event that the Company does not achieve $3,000,000 in sales in the first two years after its first sale, the license agreement may be terminated by the licensor. No sales have occurred through March 29, 2012.

Note 9 Contingencies

From time to time, the Company may become involved in lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Oncogenerix, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2011 and July 31, 2011

Note 10 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2011 and March 29, 2012, the date the financial statements were available to be issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure are as follows:

Acquisition by DARA

On January 13, 2012, the Company converted all issued and outstanding Series A, convertible preferred stock, warrants and convertible debt into common stock. The conversion resulted in no gain or loss.

Subsequent to this conversion, on January 17, 2012, the Company executed a share exchange agreement with DARA, whereby, all issued and outstanding common stock, on a fully diluted basis (22,843,851 shares) was converted into 1,114,560 shares of DARA, resulting in the Company becoming a wholly owned subsidiary of DARA.